SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

November 21, 2002
Date of Report (Date of earliest event reported)

NEOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On November 22, 2002, NeoTherapeutics, Inc. (“NeoTherapeutics”) issued a press release announcing the completion of an offering of 469,000 shares of its common stock at a negotiated purchase price per share of $2.00 and warrants to purchase up to 107,870 shares of its common stock at an exercise price per share of $3.00 to five investors for an aggregate purchase price of $938,000. NeoTherapeutics paid fees to certain finders in connection with two of the investors participating in this offering. The shares and warrants were issued pursuant to an effective Registration Statement on Form S-3 (Reg. No. 333-53108). A copy of the press release is attached hereto as Exhibit 99.1, and the forms of Securities Purchase Agreement and Warrant are attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 7.    Exhibits

Exhibits:
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press release dated November 22, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHERAPEUTICS, INC.

By:	/S/ RAJESH C. SHROTRIYA
Name:	Rajesh C. Shrotriya, M.D.
Title:	Chairman of the Board, Chief Executive Officer and President

Date: November 25, 2002

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EXHIBIT INDEX

Exhibits:
4.1	Form of Warrant.
10.1	Form of Securities Purchase Agreement
99.1	Press release dated November 22, 2002.

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